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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                October 12, 1999

Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245

   Re: Registration Statement on Form S-4

Ladies and Gentlemen:

   We have acted as counsel to Computer Sciences Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of the issuance by the Company of up to 7,588,341 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares") to the shareholders of Nichols Research Corporation, a Delaware corporation, in connection with the merger of the Company's wholly owned subsidiary, Nevada Acquisition Corporation, a Delaware corporation, with and into Nichols Research Corporation, as more fully described in the Registration Statement.

   We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

   We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents. We have assumed that, when the shares are issued and delivered, the registration statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded. In addition, we have assumed that the number of Shares to be offered and sold under the Registration Statement will not exceed the number of shares thereof authorized in the Company's Articles of Incorporation, less the number of shares thereof authorized and reserved for issuance and issued and outstanding on the date on which the Shares are authorized, issued and delivered.

   On the basis of and in reliance upon the foregoing examination, inquiries and assumptions, and such other matters of fact and upon the examination of such other questions of law as we deem appropriate, and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that upon issuance and delivery of the Shares in the manner contemplated by the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.
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   The Company is a Nevada corporation. We are not admitted to practice in
Nevada. However, we are generally familiar with the Nevada General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Nevada and federal law.

   This opinion may not be quoted in whole or in part without the prior written consent of Gibson, Dunn & Crutcher LLP.

   We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the reference to our firm under the heading "Legal Matters" contained in the Prospectus that is a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                          Very truly yours,

                                          /s/ Gibson, Dunn & Crutcher LLP
                                          Gibson, Dunn & Crutcher LLP

RSB/JBC/JAL/RAT